Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

CompuCredit Corporation

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our reports dated February 29, 2008 relating to the consolidated financial statements of CompuCredit Corporation and the effectiveness of CompuCredit Corporation’s internal control over financial reporting appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007.

/s/ BDO Seidman, LLP

Atlanta, Georgia

May 13, 2008